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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Entities (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value of $0.01 per share, of Common Stock of MLC Holdings, Inc.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 6th day of April, 1998.

                                   PHILLIP G. NORTON

                                   ---------------------------------------------



                                   J.A.P. INVESTMENT GROUP, L.P.



                                   By:
                                      ------------------------------------------
                                      J.A.P., Inc., Phillip G. Norton, President


                                   J.A.P., INC.



                                   By:
                                      ------------------------------------------
                                      Phillip G. Norton, President